Exhibit 10.3

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (the “Amendment”) is made and entered into effective as of the 25th day of OCTOBER , 2018 (the “Amendment Date”), by and between RYAN BOONE COUNTY, LLC (“Landlord”), SMITH & WESSON CORP. (“Tenant”), and AMERICAN OUTDOOR BRANDS CORPORATION (“Guarantor”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement, dated as of October 26, 2017 (the “Lease”), pursuant to which Tenant agreed to lease an approximately 632,774 square foot office and warehouse facility being constructed by Landlord in Boone County, Missouri (the “Project”); and

WHEREAS, Guarantor executed that certain Guaranty, dated October 26, 2017 (the “Guaranty”), pertaining to the Lease; and

WHEREAS, Landlord and Tenant desire to amend the Lease as set forth below; and

WHEREAS, Guarantor has agreed to enter into this Amendment for purposes of consenting to the terms hereof.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.
Defined Terms. For purposes of this Amendment, including, but not limited to, the foregoing recitals, all capitalized terms defined in the Lease and not in this Amendment shall have the meaning ascribed to them in the Lease.
2.
Amendments to Lease.
(a)
Approval of Plans. Landlord and Tenant acknowledge and agree that they have both approved the plans and specifications for the Project described on Schedule 1, attached hereto and incorporated herein by reference, and such plans and specifications are the Final Plans and Specifications under the Lease. Accordingly, Schedule 1 of this Amendment is hereby attached the Lease as Exhibit C thereof.
(b)
Corrections. The following corrections are made to the Lease:

(i)
The reference to “Exhibit B-5” in Section 1.1(x1ii) of the Lease is hereby deleted and “Exhibit B-8” is substituted in its place and stead.

(ii)
The words “result in” are deleted in Section 10.01(b)(iii) of the Lease and “exceed” is substituted in their place and stead.

(iii)
The reference to “Section 6” is deleted in Section 10.01(e) of the Lease and “Section 8” is substituted in its place and stead.

(iv)
The words “during the Term” are inserted after the word “casualty” in the second (2nd) line of Sections 12.01 and 12.02 of the Lease.

(c)
Expiration of Purchase Option. Landlord and Tenant acknowledge and agree that the Purchase Option granted to Tenant under Section 24.01 of the Lease has terminated and expired.
(d)
Excess Land. Subject to and in accordance with the terms and conditions set forth in the Lease and this Amendment, Landlord shall convey the Excess Land to Tenant on October 30, 2018 (“Excess Land Conveyance Date”); provided, (i) Tenant may, at its option, postpone the Excess Land Conveyance Date for up to fifteen (15) days by giving written notice to Landlord and (ii) nothing herein shall limit Tenant's right under the Lease to elect not to have the Excess Land conveyed to it. The phrase “Prior to Substantial Completion,” is deleted in the first (1st) sentence of Section 2.03 and the entire second (2nd) sentence of Section 2.03 is hereby deleted.

(e)
Completion of Landlord’s Work. In accordance with Section 3.01(d), Landlord hereby gives notice that (i) substantial completion of the MHE Improvements, and (ii) the Projected Delivery Date, will be October 26, 2018. The Delivery Deadline is hereby amended to be October 26, 2018.
3.
Gross Building Area. Landlord certifies to Tenant that the Gross Building Area of the Premises is within 98.5% of 632,774 square feet.
4.
Waiver regarding Manuals. Tenant hereby waives the requirement of receipt of hard copies of the maintenance and operations manuals required by Section 4(c) of Exhibit B to the Lease, so long as Landlord timely delivers electronic copies of the same. Landlord shall furnish Tenant with one (1) hard copy and an electronic copy of all guarantees and warranties required to be delivered to Tenant under Section 4(c) of Exhibit B to the Lease.
5.
Guarantor. Guarantor hereby consents to this Amendment and agrees the Guaranty shall apply to the Lease, as amended hereby.
6.
Miscellaneous. Except as amended by this Amendment, the Lease (including, without limitation, all exhibits thereto) remains unchanged and in full force and effect. The Lease, as amended by this Amendment, is hereby ratified and affirmed by Landlord and Tenant. This Amendment may be executed in separate counterparts and it shall be fully executed when each party whose signature is required has signed at least one (1) counterpart even though no one (1) counterpart contains the signatures of all of the parties to this Amendment. This Amendment shall be governed by the laws of the State of Missouri. All of the parties to this Amendment have agreed to its particular language, and any question regarding the meaning of this Amendment shall not be resolved by any rule providing for construction against the party who caused the uncertainty to exist or against the draftsman. This Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. For purposes of this Amendment, time shall be considered of the essence. If any legal proceeding is commenced related to this Amendment, the prevailing party in such proceeding shall be entitled to recover the reasonable attorneys’ fees, court costs and litigation expenses it incurs in connection therewith from the non-prevailing party therein.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

LANDLORD:

RYAN BOONE COUNTY, LLC

By:	/s/ Michael R. McElroy
Name:	Michael R. McElroy
Title:	Manager

TENANT:

SMITH & WESSON CORP.

By:	/s/ Jeffrey Buchanan
Name:	Jeffrey Buchanan
Title:	CFO

GUARANTOR:

AMERICAN OUTDOOR BRANDS

By:	/s/ Jeffrey Buchanan
Name:	Jeffrey Buchanan
Title:	CFO